SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):   August 19, 2004

     Delta Apparel, Inc.
(Exact name of registrant as specified in its charter)

      Georgia
(State or Other Jurisdiction
of Incorporation)

1-15583	58-2508794
(Commission File Number)	(IRS Employer Identification No.)

2750 Premiere Parkway, Suite 100, Duluth, Georgia	30097
(Address of principal executive offices)	(Zip Code)

     (678) 775-6900
(Registrant’s Telephone Number
Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Item 9.   Regulation FD Disclosure

On August 20, 2004, Delta Apparel, Inc. announced that it appointed Philip J. Mazzilli to the Board of Directors effective August 19, 2004. A copy of the press release is furnished as Exhibit 99.1 to this report.

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA APPAREL, INC.

Date: August 20, 2004	/s/ Herbert M. Mueller Herbert M. Mueller Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release issued by Delta Apparel, Inc. on August 20, 2004.